CHEMED CORPORATION AND SUBSIDIARY COMPANIES
                COMPUTATION OF PER SHARE EARNINGS
               (in thousands except per thousands)     EXHIBIT 11

                                      Income Before
                                    Cumulative Effect
                                     of a Change in
                                   Accounting Principle    Net Income
                                   --------------------------------------
                                    Three Months Ended  Three Months Ended
                                         March 31,          March 31,
                                   ---------------------------------------
                                     1994     1993       1994    1993
                                   ---------------------------------------
Computation of Earnings Per Common
  and Common Equivalent Share (a):
- - ----------------------------------
Reported Income                    $ 5,677   $ 4,078   $ 5,677   $ 5,729
                                   =======   =======   =======   =======

Average number of shares used to
  compute earnings per common share  9,824     9,766     9,824     9,766

Effect of unexercised stock options     59        37        59        37
                                   -------   -------   -------   -------
Average number of shares used to
  compute earnings per common
  and common equivalent share        9,883     9,803     9,883     9,803
                                   =======   =======   =======   =======
Earnings per common and
  common equivalent share          $   .57   $   .42   $   .57   $   .58
                                   =======   =======   =======   =======

Computation of Earnings Per
  Common Share Assuming
  Full Dilution (a):
- - ---------------------------
Reported Income                    $ 5,677   $ 4,078   $ 5,677   $ 5,729
                                   =======   =======   =======   =======
Average number of shares used to
  compute earnings per common share  9,824     9,766     9,824     9,766

Effect of unexercised stock options     61        43        61        43
                                   -------   -------   -------   -------
Average number of shares used to
  compute earnings per common share
  assuming full dilution             9,885     9,809     9,885     9,809
                                   =======   =======   =======   =======
Earnings per common share
  assuming full dilution           $   .57   $   .42   $   .57   $   .58
                                   =======   =======   =======   =======

- - ------------------
(a)  This calculation is submitted in accordance with Regulation S-K Item 601 (b) (11)
although it is not required by APB Opinion No. 15 because it results in dilution of less than
3%.

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